EXHIBIT 4.1

                                Interactive Data
                                 14 Wall Street
                               New York, NY 10005



                                                                February 1, 1999



Van Kampen American Capital
One Parkview Plaza
Oakbrook Terrace, IL 60181


         Re: Insured Municipals Income Trust, 246th Insured Multi-Series
      (A Unit Investment Trust) Registered Under the Securities Act of 1933
                               File No. 333-64267
--------------------------------------------------------------------------------


Gentlemen:

         We have examined the Registration Statement for the above captioned
Fund.

         We hereby consent to the reference in the Prospectus and Registration Statement for the above captioned Fund to Interactive Data Corporation, as the Evaluator, and to the use of the obligations prepared by us which are referred to in such Prospectus and Statement.

         You are authorized to file copies of this letter with the Securities and Exchange Commission.

                                                               Very truly yours,



                                                                Richard D. Yosua
                                                                        Director